(d)(12)(i)

FORM OF

February 9, 2015

Christopher Kurtz

Vice President, Finance

ING Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT  06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, dated November 18, 2014, between Directed Services LLC and Voya Investment Management Co. LLC, as amended (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Index Solution 2060 Portfolio and Voya Solution 2060 Portfolio (the “Portfolios”), each a series of Voya Partners, Inc., effective as of the close of business on February 9, 2015, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to Schedule A of the Agreement.  The Amended Schedule A, with the annual sub-advisory fees indicated for the Portfolios, is attached hereto.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Portfolio by signing below where indicated.

Very sincerely,

By:
Todd Modic
Vice President
Directed Services LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By:
Name:
Title:	, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

DIRECTED SERVICES LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)

Voya Index Solution 2020 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Index Solution 2030 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Index Solution 2040 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Index Solution 2050 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

(1) “Direct Investments” shall mean assets which are not Underlying Funds.

(2) “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.

Series	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)

Voya Index Solution 2060 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Solution 2020 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Solution 2030 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Solution 2040 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Solution 2050 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

Voya Solution 2060 Portfolio	Direct Investments(1) 0.135% Underlying Funds(2) 0.045%

(1) “Direct Investments” shall mean assets which are not Underlying Funds.

(2) “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was effect on November 18, 2014.